Exhibit 10.2

EXECUTION VERSION

TRANSACTION SUPPORT AGREEMENT

This Transaction Support Agreement (this “Agreement”) is made as of February 7, 2022,

BY AND AMONG:

The person executing this Agreement as “Shareholder” of the Company on the signature page hereof (the “Shareholder”);

– and –

D-Wave Systems Inc., a British Columbia company (the “Company”);

– and –

DPCM Capital, Inc., a Delaware corporation (“SPAC” and, together with the Shareholder and the Company, the “Parties”).

RECITALS:

WHEREAS, on the date hereof, SPAC, D-Wave Quantum Inc., a Delaware corporation and a direct, wholly-owned subsidiary of SPAC (“NewCo”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of NewCo (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of NewCo (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”) and the Company entered into a transaction agreement (the “Transaction Agreement”), pursuant to which, among other things, (a) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC continuing as the surviving company after the Merger, as a result of which SPAC will become a direct, wholly-owned subsidiary of NewCo, (b) immediately following the Merger, by means of a statutory plan of arrangement (the “Arrangement”) under Part 9, Division 5 of the Business Corporations Act (British Columbia), (i) CallCo will acquire all of the issued and outstanding Company Shares held by Ineligible Holders and Eligible Holders that do not elect to receive Exchangeable Shares in exchange for NewCo Common Shares, (ii) CallCo will contribute the Company Shares acquired from such holders to ExchangeCo in exchange for ExchangeCo Common Shares, (iii) ExchangeCo will acquire all of the issued and outstanding Company Shares held by Eligible Holders that elect to receive Exchangeable Shares in exchange for Exchangeable Shares and (iv) the Company will become a wholly-owned Subsidiary of ExchangeCo, in each case, on the terms and subject to the conditions set forth in the Transaction Agreement and the Plan of Arrangement and in accordance with the provisions of applicable Law;

WHEREAS, capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Transaction Agreement;

WHEREAS, as of the date hereof, the Shareholder is the holder of record and beneficial owner of Company Shares set forth on the signature page hereto (all such Company Shares and any Company Shares of which ownership of record or the power to vote is hereafter acquired by the Shareholder prior to the termination of this Agreement being referred to herein as the “Shares”);

WHEREAS, the Shareholder acknowledges that the SPAC Parties would not enter into the Transaction Agreement and the Arrangement but for the execution and delivery of this Agreement by the Shareholder;

WHEREAS, the Company Board has unanimously (a) determined that the Transactions are in the best interests of the Company and fair to the Company Shareholders, (b) approved the Transaction Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions and (c) recommended that the Company Shareholders vote in favor of the Company Arrangement Resolution; and

WHEREAS, this Agreement sets out the terms and conditions of the agreement of the Shareholder to abide by the covenants in respect of the Company Shares held by the Shareholder.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the Parties agree as follows:

ARTICLE I

COVENANTS

Section 1.1 Covenants of the Shareholder.

(a) The Shareholder hereby irrevocably and unconditionally covenants, undertakes and agrees, from time to time, until the earlier of (i) the Effective Time, and (ii) the termination of this Agreement in accordance with Section 4.1 hereof:

(i) to cause to be counted as present for purposes of establishing quorum all the Company Shares held by the Shareholder, at any meeting of Company Shareholders at which the Shareholder is entitled to vote, including the Company Shareholders Meeting, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Transactions is sought, or in any action by written consent of all or any of the Company Shareholders (which written consent shall be delivered promptly, and in any event within three (3) Business Days, after the Company requests such delivery), and to vote or cause to be voted (in person, by proxy, by action by written consent, as applicable, or as otherwise may be required under the Governing Documents of the Company) all the Company Shares held by the Shareholder, in favor of (i) the approval, consent, ratification and adoption of the Company Arrangement Resolution and the Transactions, (ii) any proposal to adjourn or postpone the Company Shareholders Meeting to a later date if there are not sufficient votes for approval, consent, ratification and adoption of the Company Arrangement Resolution and the Transactions; and (iii) all other matters or resolutions that could reasonably be expected to facilitate the Transactions;

(ii) to cause to be counted as present for purposes of establishing quorum all the Company Shares held by the Shareholder, at any meeting of Company Shareholders at which the Shareholder is entitled to vote, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to matters contemplated by clause (A), clause (B) or clause (C) of this Section 1.1(a)(ii) is sought, or in any action by written consent of all or any of the Company Shareholders (which written consent shall be delivered promptly, and in any event within three (3) Business Days, after the Company requests such delivery), and to vote or cause to be voted (in person, by proxy, by action by written consent, as applicable, or as otherwise may be required under the Governing Documents of the Company) all the Company Shares held by the Shareholder, in opposition to: (A) any Company Acquisition Proposal; (B) any proposed action by the Company, any Company Shareholder, any of the Company Subsidiaries or any other Person which would reasonably be regarded as being directed towards or likely to prevent, delay, frustrate, or nullify, or reduce the likelihood of the successful completion of the Arrangement, including, without limitation, any amendment to the notice of articles or articles of the Company or any of its Subsidiaries or their respective corporate structures or capitalization; and (C) any other matter, action or proposal which would reasonably be expected to result in a breach of any representation, warranty, covenant or other obligation of the Company under the Transaction Agreement if such breach requires approval by all or any of the Company Shareholders and is communicated as being such a breach in a notice in writing delivered by SPAC to the Shareholder; provided that, in the case of either clause (A), clause (B) or clause (C) of this Section 1.1(a)(ii), the Transaction Agreement shall not have been amended or modified to decrease, or change the form of, the consideration payable to Company Shareholders without the Shareholder’s written consent;

(iii) except pursuant to the Plan of Arrangement or as otherwise expressly contemplated by the Transaction Agreement or with the prior written consent of SPAC (such consent to be given or withheld in its sole discretion), not to (A) Transfer any Company Shares, or any right or interest therein, (B) enter into (1) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer any Company Shares, or any right or interest therein, or (2) any voting trust, proxy or other Contract with respect to the voting or Transfer of any Company Shares, or any right or interest therein, in a manner inconsistent with the covenants and obligations of this Agreement, or (C) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (A) or (B) or to otherwise do indirectly that which such Shareholder may not do directly pursuant to this Section 1.1(a)(iii); provided, however, that the foregoing shall not apply to any Transfer (1) to any Affiliate of the Shareholder; (2) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such individual; (3) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (4) in the case of an individual, pursuant to a qualified domestic relations order; or (5) by virtue of the Shareholder’s Governing Documents upon liquidation or dissolution of the Shareholder (any transferee of the type set forth in clauses (1) through (5) a “Permitted Transferee”); provided, that the transferring Shareholder shall, and shall cause any Permitted Transferee, to enter into a written agreement in form and substance reasonably satisfactory to SPAC, agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of the transferring Shareholder hereunder and the making of all applicable representations and warranties of the transferring Shareholder set forth in ARTICLE III with respect to such transferee and his, her or its Company Shares, or any right or interest therein, received upon such Transfer, as applicable), and further provided that such transferring Shareholder and its Permitted Transferee each execute and deliver all other consents, joinders and other documents with respect to the Transactions and the Company’s governance requirements (including pursuant to the Shareholder Agreements), as determined by the Company in its sole discretion, prior and as a condition to the occurrence of such Transfer. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, lien, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise);

(iv) not to exercise any dissent rights in respect of any Transaction;

(v) to execute and deliver all related documentation and take such other actions in support of the Arrangement and the Transactions as shall reasonably be requested by the Company or SPAC to consummate the Transactions, in a form or manner reasonably satisfactory to the Shareholder;

(vi) the Shareholder hereby revokes any and all previous proxies granted or voting instruction forms or other voting documents delivered that conflict, or are inconsistent, with the matters set forth in this Agreement and the Shareholder agrees not to, directly or indirectly, grant or deliver any other proxy, power of attorney or voting instruction form with respect to the matters set forth in this Agreement except as expressly required or permitted by this Agreement;

(vii) not take any other action of any kind, directly or indirectly, which would make any representation or warranty of the Shareholder set forth in this Agreement untrue or incorrect in any material respect or might reasonably be regarded, individually or in the aggregate, as likely to reduce the success of, or delay or interfere with, the completion of the Transactions contemplated by the Transaction Agreement;

(viii) not to requisition or join in the requisition of any meeting of any of the Company Shareholders for the purpose of considering any resolution; and

(ix) not to take any action, nor permit its Representatives to take any action to contest, oppose or interfere with the Company’s application pursuant to Section 291 of the Business Corporations Act (British Columbia) for the Interim Order or the Final Order or to otherwise contest or oppose the Arrangement before any Governmental Entity.

(b) The Shareholder shall be bound by and subject to Sections 7.3(a) (Confidentiality and Access to Information), 7.4(a) (Public Announcements) and 7.6(a) (Exclusive Dealing) of the Transaction Agreement to the same extent that Sections 7.3(a) (Confidentiality and Access to Information), 7.4(a) (Public Announcements) and 7.6(a) (Exclusive Dealing) of the Transaction Agreement apply to the Company, mutatis mutandis, as if the Shareholder is directly party thereto; provided that, notwithstanding anything in this Agreement to the contrary, any breach by the Company of its obligations under the Transaction Agreement shall not be considered a breach of this Section 1.1(b), and notwithstanding Section 7.3(a) of the Transaction Agreement, nothing shall prevent the Shareholder, its affiliates or any of its or their investment managers acting with discretionary authority or any fund in which it or they invest, from acquiring or disposing of any securities of the SPAC in the ordinary course of business on the basis that the Shareholder and its affiliates maintain information barrier procedures which restrict individuals or managers trading on its behalf, or funds in which the Shareholder or its affiliates invest, from being aware of: (a) any material, non-public information regarding SPAC or its securities, (b) the existence of this Agreement, and (c) the Transactions. The SPAC agrees to abide by the Shareholder and its affiliates’ information barrier procedures by delivering any such material, non-public information to and communicating exclusively with the personnel designated by the Shareholder.

(c) If the Shareholder acquires or is issued any additional Company Shares following the date hereof, the Shareholder acknowledges that such additional Company Shares shall be deemed to be Company Shares for the purposes of this Agreement.

(d) The Shareholder, by this Agreement, with respect to the Shares, and the Company, hereby agree to (i) terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time, (A) the Shareholder Agreement, among the Company and certain of its shareholders party thereto, dated as of April 14, 2020, as amended (the “Company Shareholders Agreement”), (B) the Investor Rights Agreement, among the Company and certain of its shareholders party thereto, dated as of April 14, 2020, as amended (the “Company Investor Rights Agreement”) and (C) if applicable to the Shareholder, any rights under any letter agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to the Company Shareholders between the Shareholder and the Company (together with the Company Shareholders Agreement and the Company Investor Right Agreement, the “Shareholder Agreements”) and (ii) waive any and all provisions of, and any and all of its, his or her rights under, the Shareholder Agreements, provided such waiver shall be automatically revoked upon termination of this Agreement pursuant to Section 4.1(b), Section 4.1(c) or Section 4.1(d).

ARTICLE II

SHAREHOLDER ACKNOWLEDGMENT AND CONSENT

Section 2.1 Acknowledgment and Consent of the Shareholder. Until the termination of this Agreement in accordance with its terms, the Shareholder:

(a) irrevocably and unconditionally consents to and approves the entering into and execution by the Company of the Transaction Agreement and all Ancillary Documents to which the Company is or will be a party and the consummation of the Arrangement and the Transactions contemplated by the Transaction Agreement; and

(b) irrevocably and unconditionally consents to the details of this Agreement being set out in the materials to be submitted to the Court in connection with the Arrangement and in the Company Information Circular to be prepared in connection with the Company Shareholders Meeting and for the form of this Agreement to be filed with the SEC and any other Governmental Entity, in connection with the Transactions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Shareholder. The Shareholder represents and warrants to and in favor of SPAC as follows and acknowledges that SPAC is relying upon such representations and warranties in entering into this Agreement and the Transaction Agreement:

(a) The Shareholder, if not an individual, is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). The Shareholder, if an individual, has the legal capacity to enter into and perform his or her obligations under this Agreement.

(b) The Shareholder, if not an individual, has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized by all necessary corporate action on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder (assuming that this Agreement has been duly authorized, executed and delivered by SPAC) enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) The Shareholder is the sole holder of, record and beneficial owner of, or exercises control or direction over, and at the Effective Time and at all times between the date hereof and the Effective Time, the Shareholder will be the sole holder of, record and beneficial owner of, or exercise control or direction over, all the Company Shares set forth on the Shareholder’s signature page hereto, with good title thereto, free and clear of all Liens (other than transfer restrictions under this Agreement, the Shareholder Agreements, the Governing Documents of the Shareholder and applicable Securities Laws). Other than the Company Shares set forth on the Shareholder’s signature page hereto, the Shareholder does not own, beneficially or of record, and is not a party to or bound by any agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Shareholder of, any additional securities, or any securities convertible or exchangeable into any additional securities, of the Company, except as may be required under the Governing Documents of the Shareholder. The Shareholder has, and immediately prior to the Effective Time, the Shareholder will continue to have, the sole right to sell and vote or direct the sale and voting of the Company Shares set forth on the Shareholder’s signature page hereto.

(d) Except as contemplated by the Transaction Agreement, Shareholder Agreements or the Governing Documents of the Shareholder, no Person has any contractual right or privilege for the purchase or acquisition from the Shareholder of any of the Company Shares or for the right to vote any of the Company Shares.

(e) There are no Proceedings in progress or pending before any Governmental Entity or, to the knowledge of the Shareholder, threatened against the Shareholder that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement and to perform its obligations hereunder in any material respect.

(f) No consent, approval, order or authorization of, or designation, declaration or filing with, any Person is required on the part of the Shareholder with respect to the execution, delivery or performance of its obligations under this Agreement by the Shareholder, the performance by the Shareholder of its obligations under this Agreement and the completion of the transactions contemplated by this Agreement, other than those which are contemplated by the Transaction Agreement or as may be required under the Shareholder Agreements or Governing Documents of the Company, except for any consents, approvals, orders, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Shareholder’s entry into this Agreement.

(g) None of the execution or delivery by the Shareholder of this Agreement, the performance by the Shareholder of its obligations hereunder or the consummation of the transactions contemplated hereby or pursuant to the Transaction Agreement will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in a violation or breach of any provision of the Governing Documents of the Shareholder, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Shareholder or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon the Company Shares of the Shareholder, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

Section 3.2 Representations and Warranties of SPACSection 3.3 . SPAC represents and warrants to and in favor of the Shareholder as follows and acknowledges that the Shareholder is relying upon such representations and warranties in entering into this Agreement:

(a) SPAC is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

(b) SPAC has the corporate power and authority to execute and deliver each of this Agreement and the Transaction Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Transaction Agreement has been duly authorized by all necessary corporate action on the part of SPAC. Each of this Agreement and the Transaction Agreement has been duly and validly executed and delivered by SPAC and constitutes a legal, valid and binding agreement of SPAC (assuming that this Agreement or the Transaction Agreement, as applicable, has been duly authorized, executed and delivered by the other Persons party thereto), enforceable against SPAC in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) None of the execution and delivery by SPAC of this Agreement or the Transaction Agreement, the performance by SPAC of its obligations hereunder and thereunder, or the consummation by SPAC of the transactions contemplated hereby and thereby will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in a violation or breach of any provision of the Governing Documents of SPAC, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which SPAC is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which SPAC or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of SPAC, except in the case of any of clauses (ii) through (iv) above, as would not have a SPAC Material Adverse Effect.

ARTICLE IV

GENERAL

Section 4.1 Termination. This Agreement shall automatically terminate, without any notice or other action on the part of any Party, upon the earliest to occur of the following:

(a) the Effective Time;

(b) the date upon which the Parties agree in writing to terminate this Agreement;

(c) the date of earlier termination of the Transaction Agreement in accordance with its terms; and

(d) the amendment or modification of the Transaction Agreement to decrease, or change the form of, the consideration payable to Company Shareholders without the Shareholder’s written consent.

Section 4.2 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Shareholder makes no agreement or understanding herein in any capacity other than in the Shareholder’s capacity as a record holder and/or beneficial owner of the Company Shares and, if applicable, not in such Shareholder’s capacity as a director, officer or employee of the Company and (b) to the extent applicable, nothing herein will be construed to limit or affect any action or inaction by the Shareholder or any representative of the Shareholder serving as a member of any board of directors of any Group Company or as an officer or employee of any Group Company, in each case, acting in such person’s capacity as a director, officer, or employee of such Group Company.

Section 4.3 Effect of Termination. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no force and effect and no Party will have any liability or further obligation to the other Party hereunder. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud and (ii) this ARTICLE IV shall survive the termination of this Agreement. For purposes of this Section 4.3, (x) “Willful Breach” means an intentional and material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

Section 4.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	if to SPAC:

DPCM Capital, Inc.

382 NE 191 Street, #24148

Miami, FL 33179

Attention: Emil Michael

Email: legal@dpcmcapital.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue

Miami, FL 33131

Attention: Alan A. Annex

Email: AnnexA@gtlaw.com

(b)	if to the Shareholder, at the address set forth on the Shareholder’s signature page hereto,

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

Section 4.5 Benefit of Agreement. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

Section 4.6 Non-Recourse. Except for claims pursuant to the Transaction Agreement or any other Ancillary Document by any party or parties thereto against any other party or parties thereto on the terms and subject to the conditions therein, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any SPAC Non-Party Affiliate (other than the Shareholders named as parties hereto), and (b) no Company Non-Party Affiliate or SPAC Non-Party Affiliate (other than the Shareholders named as parties hereto), shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

Section 4.7 Further Assurances. Subject to the provisions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Parties may, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

Section 4.8 Incorporation by Reference. Sections 10.1 (Non-Survival), 10.2 (Entire Agreement; Assignment), 10.3 (Amendment), 10.5 (Governing Law), 10.7 (Construction; Interpretation), 10.10 (Severability), 10.11 (Counterparts; Electronic Signatures), 10.14 (Extension; Waiver), 10.15 (Waiver of Jury Trial), 10.16 (Submission to Jurisdiction) and 10.17 (Remedies) of the Transaction Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

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IN WITNESS OF WHICH, the Parties have executed this Agreement as of the day and year first above written.

SPAC:	DPCM CAPITAL, INC.

By:
Name:
Title:

COMPANY:	D-WAVE SYSTEMS INC.

By:
Name:
Title:

[Signature Page – Transaction Support Agreement]

IN WITNESS OF WHICH, the Parties have executed this Agreement as of the day and year first above written.

SHAREHOLDER:

Name of Registered Shareholder

By:
Name:
Title:

Company Shares:
[indicate the number of applicable Company Shares held]

Company Common Shares

Class A Preferred Shares

Class B1 Preferred Shares

Class B2 Preferred Shares

Class B3 Preferred Shares

Address for Notice:

Telephone:

Email:

Facsimile:

[Signature Page – Transaction Support Agreement]